SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported): May 4, 2006



                              Eastman Kodak Company
               (Exact name of registrant as specified in charter)



      New Jersey                       1-87                 16-0417150
--------------------------------------------------------------------------------
(State or Other Jurisdiction       (Commission            (IRS Employer
     of Incorporation)             File Number)         Identification No.)


                                343 State Street,
                            Rochester, New York 14650
               (Address of Principal Executive Office) (Zip Code)


       Registrant's telephone number, including area code (585) 724-4000
                                                           -------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition
---------------------------------------------------------

On May 4, 2006, Eastman Kodak Company issued a press release describing its financial results for its first fiscal quarter ended March 31, 2006. A copy of the press release is attached to this report as Exhibit 99.1.

Within the Company's first quarter 2006 press release, the Company makes reference to certain non-GAAP financial measures including "Digital revenue", "Digital revenue growth", "Digital earnings", "Digital earnings by segment", "Free cash flow", "Operating cash flow", and "Investable cash flow", which have directly comparable GAAP financial measures. The Company believes that these measures represent important internal measures of performance. Accordingly, where these non-GAAP measures are provided, it is done so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the underlying performance of the Company on a year-over-year basis. Whenever such information is presented, the Company has complied with the provisions of the rules under Regulation G and
Item 2.02 of Form 8-K. The specific reasons, in addition to the reasons described above, why the Company's management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding Kodak's financial condition, results of operations and cash flows are as follows:

Digital revenue / Digital revenue growth / Digital earnings / Digital earnings by segment - In the Company's earnings release for the second quarter of 2005 that was issued on July 20, 2005, the Company indicated that, due to the ongoing digital transformation, management would view the Company's performance based on the following three key metrics: digital revenue growth, digital earnings growth and the generation of cash. These three key metrics were reemphasized in the Company's investor presentation on September 28, 2005 and in the attached earnings release for the first quarter of 2006. These digital measures form the basis of internal management performance expectations and certain incentive compensation. Accordingly, these digital measures are presented so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the underlying performance of the Company against its key metrics on a year-over-year and quarter-sequential basis, as the Company undergoes this digital transformation.

Free cash flow / Operating cash flow / Investable cash flow - The Company believes that the presentation of free cash flow, operating cash flow and investable cash flow is useful information to investors as it facilitates the comparison of cash flows between reporting periods. In addition, management utilizes these measures as tools to assess the Company's ability to repay debt and repurchase its own common stock, after it has satisfied its working capital needs, dividends, capital expenditures, acquisitions and investments. The free cash flow measure equals net cash provided by operating activities from continuing operations, as determined under Generally Accepted Accounting Principles in the U.S. (U.S. GAAP) minus capital expenditures. The operating cash flow measure equals free cash flow plus proceeds from the sale of assets, minus acquisitions, debt assumed in acquisitions, investments in unconsolidated affiliates, and dividends. The investable cash flow measure equals operating cash flow excluding the impact of acquisitions and debt assumed in acquisitions, and forms the basis of internal management performance expectations (it is one of the Company's three key metrics) and certain incentive compensation. Accordingly, the Company believes that the presentation of this information is useful to investors as it provides them with the same data as management uses to facilitate their assessment of the Company's cash position.

Item 9.01.  Financial Statements and Exhibits
---------------------------------------------
 (c)   Exhibits
       --------

 Exhibit 99.1   Press release issued May 4, 2006            Furnished with
                regarding financial results                 this document
                for the first quarter of 2006

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        EASTMAN KODAK COMPANY



                                        By: /s/ Richard G. Brown, Jr.
                                        -----------------------------
                                        Name: Richard G. Brown, Jr.
                                        Title: Controller


Date:  May 4, 2006




                                  EXHIBIT INDEX
                                  -------------



Exhibit No.             Description
----------              -----------

  99.1 Press release issued May 4, 2006 regarding financial results for the first quarter of 2006